UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 2, 2007

ION Media Networks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-13452	59-3212788
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Clearwater Park Road, West Palm Beach, Florida		33401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	561-659-4122

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On May 2, 2007, Contrarian Capital Management, Litespeed Master Fund, Ltd. and Ore Hill Hub Fund Ltd., purported holders of shares of the Company's 9 3/4% Series A Convertible Preferred Stock, presented a proposal to the Board of Directors of the Company for a proposed recapitalization transaction.

The proposal is under evaluation by the special committee and is subject to the approval of the Company's board of directors. The proposal is not binding on the Company and has not been negotiated by or on behalf of the Company. The transactions contemplated by the proposal would be subject to numerous conditions, risks and uncertainties, and there is no assurance that the proposal would be approved by the Company's board of directors, or that any proposal that may ultimately be approved by the Company's board of directors will actually be consummated.

The foregoing description of the proposal is not complete and is qualified in its entirety by reference to the full text of the proposal, which is attached as Exhibit 99.1. Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following item is furnished as an Exhibit to this report:

99.1 Proposal, dated May 1, 2007, from Contrarian Capital Management, Litespeed Master Fund, Ltd. and Ore Hill Hub Fund Ltd. to the Board of Directors of ION Media Networks, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ION Media Networks, Inc.

May 3, 2007	By:	Adam K. Weinstein

Name: Adam K. Weinstein
Title: Senior Vice President, Secretary and Chief Legal Officer

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Exhibit Index

Exhibit No.	Description

99.1	Proposal, dated May 1, 2007, from Contrarian Capital Management, Litespeed Master Fund, Ltd. and Ore Hill Hub Fund Ltd. to the Board of Directors of ION Media Networks, Inc.